Akerman Senterfitt
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August 27, 2010

Radnet Management, Inc.
Questar Imaging, Inc.
Questar Los Alamitos, Inc.
Questar Victorville, Inc.
1510 Cotner Avenue
Los Angeles, California  90025

Ladies and Gentlemen:

We have acted as special counsel for Questar Imaging, Inc., a Florida corporation, Questar Los Alamitos, Inc., a Florida corporation, and Questar Victorville, Inc., a Florida corporation (each, a Guarantor, and collectively, the “Guarantors”), for the purposes of rendering this opinion in connection with the preparation by RadNet, Inc., a Delaware corporation, of a Registration Statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer by RadNet Management, Inc., a California corporation (the “Company”) to exchange (the “Exchange Offer”) the Company’s 10⅜% Senior Notes due 2018 (the “New Notes”) which will be registered under the Securities Act, for an equal principal amount of the Company’s outstanding unregistered 10⅜% Senior Notes due 2018 (the “Original Notes”).  The New Notes will be guaranteed, jointly and severally (the “New Note Guarantees”), by among others, the Guarantors.  Each of the Original Notes was issued, and the New Notes will be issued, under an Indenture, dated as of April 6, 2010, between the Company, certain subsidiaries of the Company named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented from time to time (the “Indenture”).

In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference); (b) each Guarantor’s articles of incorporation and bylaws, each as amended to date; (c) the Indenture; (d) the forms of the New Notes and New Note Guarantees; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Radnet Management, Inc.
Questar Imaging, Inc.
Questar Los Alamitos, Inc.
Questar Victorville, Inc.
August 27, 2010

In our examination of the above referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and Guarantors and other sources believed by us to be responsible.

Based upon and subject to the foregoing and the matters set forth herein, assuming that: (i) the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee and the Company; (ii) the New Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the applicable Indenture upon the terms set forth in the applicable Exchange Offer and authenticated by the Trustee, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms; except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors’ rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

The New Note Guarantees, when the New Note Guarantees are executed and delivered by or on behalf of the Guarantors in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee, will be legally issued and valid and binding obligations of the Guarantors enforceable in accordance with their terms; except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors’ rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided that we express no opinion regarding the enforceability of any indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws.

We express no opinion concerning the contents of the Registration Statement or the Prospectus, other than as to the validity of the New Note Guarantees, as provided herein. We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law and the laws of the State of Florida.  The New Note Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date of this opinion, which laws are subject to change with possible retroactive effect.

Radnet Management, Inc.
Questar Imaging, Inc.
Questar Los Alamitos, Inc.
Questar Victorville, Inc.
August 27, 2010

The foregoing opinions may be relied upon by your counsel, Sheppard, Mullin, Richter & Hampton LLP, in connection with the filing of the Registration Statement.  We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement.

Very truly yours, /s/ Akerman Senterfitt AKERMAN SENTERFITT